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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Building Materials Corporation of America:

As independent public accountants, we hereby consent to the use of our reports and all references to our firm in or made a part of this registration statement.


                                              ARTHUR ANDERSEN LLP


Roseland, New Jersey
February 7, 1997